Exhibit 10.9

AMENDMENT NO. 5 TO THE

ENSCO

2005

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

THIS AMENDMENT No. 5 executed this 14th day of May 2012, and effective as of the time and/or dates specifically provided herein, by ENSCO International Incorporated, having its principal office in Houston, Texas (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, the Company adopted the ENSCO 2005 Non-Employee Director Deferred Compensation Plan (the “2005 Plan”), effective January 1, 2005;

WHEREAS, the Board of Directors of the Company (the “Board”), upon recommendation of its Nominating, Governance and Compensation Committee (the “Committee”), approved Amendment No. 1 to the 2005 Plan during a regular meeting held on March 10, 2008;

WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, approved Amendment No. 2 to the 2005 Plan during a regular meeting held on November 4, 2008;

WHEREAS, the Company adopted Amendment No. 2 to the 2005 Plan in order to facilitate compliance with the final Treasury regulations under section 409A of the Internal Revenue Code of 1986, as amended;

WHEREAS, the Board, upon recommendation of the Committee during its meeting held on August 4, 2009, approved Amendment No. 3 to the 2005 Plan during a regular meeting held on August 4, 2009;

WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 4 to the 2005 Plan on December 22, 2009;

WHEREAS, each issued and outstanding American depositary share (“ADS”) (each ADS representing a Class A ordinary share, nominal value US$0.10 of Ensco plc (each an “Ensco UK Share”)) will be converted into the right to receive an Ensco UK Share effective as of the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco plc, Citibank, N.A., as Depositary, and the holders and beneficial owners of the ADSs issued thereunder (the “Termination Date”);

WHEREAS, the Board by its unanimous written consent has approved this Amendment No. 5 to the 2005 Plan to be effective as of Termination Date; and

WHEREAS, the Company now desires to adopt this Amendment No. 5 to the 2005 Plan in order to (i) specifically provide that (A) each ADS held by the Ensco ADS fund on Termination Date will be converted into one Ensco UK Share, and (B) the references to “Ensco ADS fund” in Section 7.2 of the 2005 Plan shall thereafter be read and considered to be references to the “Ensco UK Stock fund,” and (ii) make such other conforming changes to the 2005 Plan as determined necessary;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 5 to the 2005 Plan:

1. The third paragraph of Section 10.2 of the 2005 Plan is hereby amended to remove all reference to ADSs as follows:

For purposes of this Plan, a Change in Control of the Company shall be deemed to occur if there is a change (i) in the beneficial ownership of the Company, which occurs on the date that any one person, or more than one person acting as a group, acquires beneficial ownership of Ensco UK Shares that, together with Ensco UK Shares beneficially held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Ensco UK Shares; (ii) in the effective control of the Company, which occurs on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Ensco UK Shares possessing 35 percent or more of the total voting power of the Ensco UK Shares, or (B) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The determination of whether a Change in Control has occurred shall be determined by the Committee consistent with section 409A of the Code.

2. A new sentence is added to the end of the fourth paragraph of Section 10.2 of the 2005 Plan to read as follows:

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Following the “Termination Date”, as such term is defined in Section 7.2, the references to “Ensco UK Shares or Ensco ADSs” and in the fourth paragraph of this Section 10.2 shall be changed to “Ensco UK Shares.”

3. The following parenthetical, “(subsequently renamed ‘Ensco plc’),” is added to the first sentence of the fifth paragraph of Section 7.2 of the 2005 Plan between the terms “‘Ensco International plc’” and “(‘Ensco UK’)”.

4. The following is added to the end of the fifth paragraph of Section 7.2 of the 2005 Plan to read as follows:

Notwithstanding the foregoing to the contrary, on the “Termination Date”, each issued and outstanding Ensco ADS, including each Ensco ADS held by the Ensco ADS fund, will be converted to an Ensco UK Share. The “Termination Date” shall be the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco UK, Citibank, N.A., as Depositary, and the holders and beneficial owners of the Ensco ADSs, issued thereunder, and, on and after the Termination Date, the references to “Ensco ADS fund” in this Section 7.2 shall be read and considered to be references to the “Ensco UK Stock fund.” For this purpose, “Ensco UK Share” means a Class A ordinary share, par value US$0.10 of Ensco UK.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 5 to the 2005 Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED

/s/ Douglas E. Hancock
By: Douglas E. Hancock
Its: Vice President and Treasurer

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